UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2009 (October 30, 2009)
Date of Report (Date of earliest event reported):

TITAN ENERGY WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-26139 (Commission File No.)	26-0063012 (IRS Employer Identification No.)

10315 Grand River
Suite 302
Brighton, MI 48116
(Address of principal executive offices, including zip code)

(810) 229-5422
(Registrant’s telephone number, including area code)

55800 Grand River Avenue
Suite 100
New Hudson, MI 48165
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 30, 2009, John Michael Tastad resigned from his position as President and member of the Board of Directors of Titan Energy Worldwide, Inc. (the “Company”).   Mr. Tastad indicated that his departure was not due to differences or disagreements with the Company’s executive management or Board of Directors.

In connection with Mr. Tastad’s resignation, on November 1, 2009 the Company entered into a consulting agreement (the “Agreement”) with Strategic Capital, LLC, a company controlled by Mr. Tastad (“SCLLC”).   Pursuant to the Agreement, SCLLC shall render business development and marketing services to the Company (the “Services”) for a term of three months, commencing on November 1, 2009.  As compensation for the Services, the Company shall pay SCLLC, five thousand dollars ($5,000.00) per month commencing on November 1, 2009.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 8 - OTHER EVENTS

ITEM 8.01.	OTHER EVENTS.

The Company has relocated its principal offices to 10315 Grand River, Suite 302, Brighton, Michigan 48116.  The Company’s new telephone number is (810) 229-5422, and its new fax number is (810) 229-5797.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

No.	Description

10.1	Consulting Agreement between the Company and Strategic Capital, LLC, dated November 1, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned.

Dated: November 4, 2009	TITAN ENERGY WORLDWIDE, INC.
	By:	/s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chairman

EXHIBIT INDEX

No.	Description

10.1	Consulting Agreement between the Company and Strategic Capital, LLC, dated November 1, 2009.